Exhibit 23(c)

                      Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement of Reckson Service Industries, Inc. on Form S-8 of our report dated February 26, 1999 relating to the consolidated financial statements of ALLIANCE NATIONAL Incorporated and Subsidiaries, which appears in Reckson Service Industries, Inc.'s Current Report on Form 8-K/A dated March 24, 1999.


                        /s/ PricewaterhouseCoopers LLP


New York, New York
August 20, 1999